UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2012

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	000-21671	35-1887991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 North Pennsylvania Street, Suite 700

Indianapolis, Indiana 46204

(Address of Principal Executive Offices, including Zip Code)

(317) 261-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

On February 28, 2012, the Corporation adopted a new stock repurchase program. Under the repurchase program, the Corporation may repurchase shares in individually negotiated transactions up to an aggregate net cost of $3.8 million.

The Corporation anticipates that it will fund purchases under the repurchase program from available working capital. The stock repurchase program does not require the Corporation to acquire any specific number of shares and may be modified, suspended, extended or terminated by the Corporation at any time without prior notice. The repurchase program will terminate on December 31, 2012 unless earlier suspended or discontinued by the Corporation. As of March 5, 2012, no shares had been purchased under this plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2012

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

By:	/s/ Debra L. Ross
Debra L. Ross
Chief Financial Officer